May 15, 1996



RE:    FIRST QUARTER 1996 CORRESPONDENCE
       DIVALL INSURED INCOME PROPERTIES 2, L.P. (THE "PARTNERSHIP")


Dear Limited Partner:

                         _____________________________

                         FIRST QUARTER 1996 HIGHLIGHTS


           . During the First Quarter of 1996, we SETTLED our lawsuit with QUARLES & BRADY and ERNST & YOUNG, the
                Partnership's former attorneys and accountants.
             (Refer to "Restoration Highlights" for more details.)

                         _____________________________

                  FIRST QUARTER 1996 "DISTRIBUTION" HIGHLIGHTS


 . 6.6% (approx.) annualized return       . $2,025,000 "total" amount
  from operations and other sources        distributed for the FIRST QUARTER
  and 3.4% (approx.) non-annualized        1996 represented 35% from operations
  return of capital from the sale of       and 65% from the sale of an
  Applebee's based on $39,762,000          Applebee's restaurant.
  ("net" remaining initial investment).
                                         . $655.00 "total" per unit (approx.)
 . $43.76 per unit (approx.) for the        distributed SINCE INCEPTION from both
  FIRST QUARTER 1996 from both cash        cash flow from operations and "net"
  flow from operations and "net" cash      cash activity from financing and
  activity from financing and              investing activities.
  investing activities.


            (NOTE:  Original units were purchased for $1,000/unit.)

DiVall Insured Income Properties 2, L.P.
May 15, 1996
Page 2


                        _______________________________

                 STATEMENTS OF INCOME AND CASH FLOW HIGHLIGHTS


   . 25% increase in        . 41% increase in        . 12% decrease in
     OPERATING REVENUES       OPERATING EXPENSES       NET INCOME from
     from projections.        from projections.        projections.


   . Investigation and Restoration       . RENTAL INCOME of $818,000 was
     costs in the amount of $560,000       $71,000 HIGHER than projected due to
     (related to the trial and             the "non-budgeted" receipt of rental
     settlement with QUARLES & BRADY       income from Applebee's restaurant
     and ERNST & YOUNG) were recorded      (Memphis, TN) and additional
     in March.  A portion of these         percentage rent from various stores.
     costs had been budgeted to occur
     in April due to initial             . A SETTLEMENT was reached between the
     projections of the anticipated        Partnership and E&A Falcone, a former
     length of the March 1996 trial.       tenant of the Hallandale and Palm
     (See "Restoration Highlights" for     Beach properties.  The Partnership
     additional information.)              received $25,000.

   . The Partnership received $74,000    . The Partnership experienced a
     from an affiliated partnership        $484,000 "NET" GAIN on the Applebee's
     for previously advanced               restaurant sale.
     restoration costs.

                        _______________________________

                              PROPERTY HIGHLIGHTS


                                   VACANCIES
                                   ---------

 . There was one vacancy at March 31, 1996; COUNTRY KITCHEN (Cedar Rapids, IA).
  The Partnership executed a sales contract for this property last quarter and is expecting a "tentative" close date during May 1996. The closing continues to be delayed due to environmental issues.

DiVall Insured Income Properties 2, L.P.
May 15, 1996
Page 3


                        _______________________________

                          PROPERTY HIGHLIGHTS (CONT'D)


                                RENTS RECEIVABLE
                                ----------------


 . Apple South, Inc., tenant of         . (cont'd) [*NOTE:  This tenant had
  APPLEBEE'S restaurants (Port St.                exercised their option to
  Lucie, FL) continues to be                      purchase this property (along
  delinquent in its rental payments               with their Memphis, TN
  due to an ongoing DISPUTE regarding             property - see below) at NO
  the "final" sale price of this                  LESS THAN 120% of the original
  property. We anticipate this                    costs.]
  delinquency will be cured once a
  purchase price has been agreed                  The rent receivable DUE at
  upon.*                                          March 31, 1996 was $59,600
                                                  for Apple South, Inc.


 . DenAmerica, tenant of four (4) DENNY'S restaurants (Arizona and Idaho) was one (1) month or $24,000 delinquent in scheduled rental payments at March 31, 1996. This tenant is experiencing slight cash flow problems associated with a recent merger*. The Partnership is currently working with the tenant to cure this total delinquency for its restaurants.

     (*NOTE: DenAmerica finalized their merger during the First Quarter of 1996. Currently these four (4) leases provide for straight percentage rents which reduces the value of the property in the market due to greater perceived risk. The recent MERGER allows the Partnership to secure "fixed" rents plus percentage rents for each of the properties. Additionally, $75,000 (principal/interest) is expected to be collected from an outstanding promissory note with this tenant. Leases are anticipated to be renegotiated by year-end.)

                               SALE OF PROPERTIES
                               ------------------

 . On January 31, 1996, the Partnership sold the APPLEBEE'S restaurant (MEMPHIS,
  TENNESSEE) for $1,370,000 which resulted in a net gain of $484,000. (NOTE: A portion of these sales proceeds were reserved at March 31, 1996 to pay outstanding debt in the Partnership. Payment of outstanding debt occurred in April 1996.)

  As mentioned above, this tenant exercised their option to purchase this property at NO LESS THAN 120% of the original costs.

DiVall Insured Income Properties 2, L.P.
May 15, 1996
Page 4


                        _______________________________

                             RESTORATION HIGHLIGHTS


 . Recoveries received during the FIRST   . "Total" recoveries received TO
  QUARTER 1996 totalled $1,552,000         DATE for the Partnership amount to
  (approx.) for the Partnership.           approximately $1,853,000.

 . As previously communicated, the        . With respect to the DiVall "PRIVATE"
  Partnership and its affiliated           Partnerships, we would like to
  partnerships settled with QUARLES &      finalize all remaining settlements
  BRADY (Q&B) and ERNST & YOUNG (E&Y)      with the bankruptcy courts as quickly
  during the First Quarter of 1996.        as possible.

  The "NET" recoveries (less fees          Although we have no control of the
  and expenses paid upon                   timetable for these proceedings, we
  settlement) from this lawsuit            continue to monitor closely and
  are currently in a separate              negotiate settlements as they arise.
  bank account.
                                           We currently have only a few
  We are pleased with the results          remaining settlements pending.
  of the settlement because it
  allowed us to recapture not
  only the cost of the litigation
  but also all expenses
  associated with the
  investigation and former
  general partner removal.

 . Earlier this year, DiVall Insured Income Fund, L.P. (DiVall 1) WON its appeal in the Eighth Circuit Federal Court of Appeals in St. Louis, Missouri against Boatmen's First National Bank of Kansas City ("BOATMEN'S"). The FDIC and Boatmen's did not pursue their option to obtain a ruling by the U.S. Supreme Court - which means the case will now go back to the lower courts for trial.

  For purposes of summarizing background information regarding this lawsuit, please note the following:

DiVall Insured Income Properties 2, L.P.
May 15, 1996
Page 5

                      ___________________________________

                        RESTORATION HIGHLIGHTS (CONT'D)

 . During 1993, it was discovered that the former general partners borrowed
  $600,000 IN DIVALL 1'S NAME during or before 1991 from Metro North State Bank (now "BOATMEN'S"). Not only were the proceeds never received by DiVall 1 -- but, this loan was secured by mortgages on FIVE (5) of DiVall 1's properties.

 . At the time of discovery,            . On March 24, 1994, DiVall 1 formally
  all three partnerships                 disputed the loan by filing a
  included the diversion of              complaint against BOATMEN'S.  Since
  the BOATMEN'S loan proceeds            that time, various summary judgments
  as part of the "total"                 and appeals have occurred resulting
  misappropriation --                    in the final stage of discovery and
  meaning all expenses and               TRIAL -- which is expected to begin
  recoveries of this                     this FALL.
  litigation are shared by
  the Partnership and its
  affiliated partnerships.


 . Former general partner, Gary         . Former general partner, Paul E.
  J. DiVall pleaded "NO-                 Magnuson has NOT formally responded
  CONTEST" to criminal charges           to criminal charges brought against
  brought against him by the             him by the Wisconsin Attorney
  Wisconsin Attorney General's           General's Office.
  Office.

      . At this time we are unaware of any "criminal" charges made by the Wisconsin Attorney General's Office against any other agent of the former general partners.

                      ___________________________________

                               RETURN OF CAPITAL

The following table has been updated to illustrate the breakdown of distributions since the Partnership's first quarterly distribution, for the period ended June 30, 1988 through March 31, 1996.

DiVall Insured Income Properties 2, L.P.
May 15, 1996
Page 6


                      ___________________________________

                           RETURN OF CAPITAL (CONT'D)

==========================================================================

                                               DISTRIBUTION     CAPITAL
                                               -------------  ------------
                                                 ANALYSIS       BALANCE
                                               -------------  ------------
  Original Capital Balance                                -   $46,280,300
  Cash Flow From Operations Since Inception    $ 19,286,731             -
  Total Distributions Since Inception           (25,805,268)            -
                                               ------------

  (Return) of Capital                          $ (6,518,537)   (6,518,537)
                                               ============   -----------

  "NET" REMAINING INITIAL INVESTMENT
       BY ORIGINAL PARTNERS                               -   $39,761,763
                                                              ===========

==========================================================================

    (NOTE: For a more individualized discussion of return of capital contact
                              Investor Relations.)

                      ___________________________________

                              QUESTIONS & ANSWERS


1. WHEN WILL THE "NET" PROCEEDS FROM THE Q&B AND E&Y SETTLEMENT BE DISTRIBUTED TO LIMITED PARTNERS?

 . We anticipate releasing the "net" settlement proceeds in accordance with our historical allocation percentages and including the payout with the Partnership's Second Quarter Distribution scheduled to be mailed on August 15, 1996.

2. HAS THERE BEEN ANY DECISION MADE REGARDING THE PARTNERSHIP'S LIQUIDATION ALTERNATIVES OR THE POSSIBILITY OF REPOSITIONING ITS ASSETS?

 . We recently met with the Advisory Board to continue our discussions regarding future alternatives for the Partnership - no decisions have been made at this time.

   There are various operating issues management would like resolve for the Partnership prior to any plans for dissolution or repositioning assets.

DiVall Insured Income Properties 2, L.P.
May 15, 1996
Page 7

                      ___________________________________

                              QUESTIONS & ANSWERS


3. WHAT IS TPG'S POLICY FOR RECEIVING NOTIFICATION OF ADDRESS CHANGES FROM LIMITED PARTNERS?

 . It is our policy that all Limited Partner address changes* be submitted in writing to our Investor Relations Department.

  (*NOTE: Any change in a Limited Partner's distribution or correspondence address should be sent to Investor Relations NO LATER THAN THREE (3) WEEKS before each scheduled distribution mailing date to insure that the change will be processed prior to check printing and label processing.)

As always, if you have any questions or need additional information, please contact Investor Relations at 1-800-547-7686 or 1-608-829-2992. All written inquiries may be mailed or faxed to:

                             THE PROVO GROUP, INC.
                              Post Office Box 2137
                         Madison, Wisconsin  53701-2137

                               (FAX 608-829-2996)


Sincerely,
THE PROVO GROUP, INC.


By: /s/ Brenda Bloesch                 By: /s/ Kristin Atkinson
   ------------------------------         -----------------------------
    Brenda Bloesch                         Kristin Atkinson
    Director of Investor Relations         V.P. - Finance and Administration

Enclosures


                            DIVALL INSURED INCOME PROPERTIES 2 L.P.
                         STATEMENTS OF INCOME AND CASH FLOW CHANGES
                      FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1996

  ------------------------------------------------------------------------------------------------------
                                                                    PROJECTED      ACTUAL     VARIANCE
                                                                   ------------ ------------ -----------
                                                                       1ST           1ST
                                                                     QUARTER       QUARTER     BETTER
                                                                     3/31/96       3/31/96     (WORSE)
    OPERATING REVENUES                                             -----------  ----------- ------------
      Rental income                                                $   746,707  $   817,723  $    71,016
      Direct financing interest                                         16,486       18,173        1,687
      Interest income                                                   16,832       19,671        2,839
      Gain on sale of investment properties                            808,911      484,225     (324,686)
      Recovery of amounts previously written off                             0      629,765      629,765
      Other income                                                           0       22,260       22,260
                                                                   -----------  -----------  -----------
    TOTAL OPERATING REVENUES                                       $ 1,588,936  $ 1,991,817  $   402,881
                                                                   -----------   ----------  -----------

    OPERATING EXPENSES
      Insurance                                                    $     8,657  $    13,645  $    (4,988)
      Management fees                                                   42,344       42,316           28
      Restoration fees                                                       0       24,053      (24,053)
      Disposition fee - TPG                                                  0       20,550      (20,550)
      Disposition fee - Restoration                                          0       20,550      (20,550)
      Overhead allowance                                                 3,530        3,526            4
      Advisory Board                                                     4,601        4,364          237
      Administrative                                                    38,856       19,675       19,181
      Professional services                                                473          602         (129)
      Auditing                                                          20,000       21,211       (1,211)
      Legal                                                             12,600       13,967       (1,367)
      Real Estate Taxes                                                      0       (1,709)       1,709
      Appraisal Fees                                                         0        2,268       (2,268)
      Defaulted tenants                                                    300         (121)         421
                                                                   -----------  -----------  -----------
    TOTAL OPERATING EXPENSES                                       $   131,361  $   184,897  $   (53,536)
                                                                   -----------  -----------  -----------

    GROUND RENT                                                    $    30,945  $    30,936  $         9
                                                                   -----------  -----------  -----------

    INTEREST EXPENSE                                               $     1,234  $     1,810  $      (576)
                                                                   -----------  -----------  -----------

    INVESTIGATION AND RESTORATION EXPENSES                         $    62,807  $   560,252  $  (497,445)
                                                                   -----------  -----------  -----------

    NON-OPERATING EXPENSES
      Depreciation                                                 $   130,883  $   129,488  $     1,395
      Amortization                                                         201          201            0
                                                                   -----------  -----------  -----------
    TOTAL NON-OPERATING EXPENSES                                   $   131,084  $   129,689  $     1,395
                                                                   -----------  -----------  -----------

    TOTAL EXPENSES                                                 $   357,431  $   907,584  $  (550,153)
                                                                  ------------  -----------  -----------

    NET INCOME                                                     $ 1,231,505  $ 1,084,233  $  (147,272)

    OPERATING CASH RECONCILIATION:                                                             VARIANCE
                                                                                             -----------
      Depreciation and amortization                                    131,084      129,689       (1,395)
      Gain on Sale of Investment Properties                           (808,911)    (484,225)     324,686
      Recovery of amounts previously written off                             0     (629,765)    (629,765)
      (Increase) Decrease in current assets                            243,268      207,930      (35,338)
      Increase (Decrease) in current liabilities                      (146,777)    (135,312)      11,465
      Decrease in Security Deposits                                          0      (15,000)     (15,000)
      (Increase) Decrease in cash reserved for payables                 95,000     (140,000)    (235,000)
      Advance from/(to) future cash flows for current distributions   (120,000)    (120,000)           0
                                                                   -----------  -----------  -----------
    Net Cash Provided From Operating Activities                    $   625,169  $  (102,450) $  (727,619)
                                                                   -----------  -----------  -----------

  CASH FLOWS FROM (USED IN) INVESTING
      AND FINANCING ACTIVITIES
      Payments received from affiliated partnerships                         0       73,588       73,588
      Recoveries from former G.P. affiliates                                 0    1,551,866    1,551,866
      Deposits to Restoration Escrow                                         0     (889,945)    (889,945)
      Principal received on equipment leases                            37,595       35,709       (1,886)
      Sale of Investment Properties                                  2,791,800    1,366,966   (1,424,834)
      Principal payments on mortgage notes                             (77,255)     (10,245)      67,010
                                                                   -----------  -----------  -----------
    Net Cash Provided From Investing And Financing
      Activities                                                   $ 2,752,140  $ 2,127,939  $  (624,201)
                                                                   -----------  -----------  -----------

    Total Cash Flow For Quarter                                    $ 3,377,309  $ 2,025,489  $(1,351,820)

    Cash Balance Beginning of Period                                   988,299    1,066,981       78,682
    Less 4th quarter distributions paid 2/96                          (650,000)    (650,000)           0
    Change in cash reserved for payables or future distributions        25,000      260,000      235,000
                                                                   -----------  -----------  -----------
    Cash Balance End of Period                                     $ 3,740,608  $ 2,702,470  $(1,038,138)


    Cash reserved for 1st quarter L.P. distributions                (3,375,000)  (2,025,000)   1,350,000
    Cash reserved for future distributions                                   0     (120,000)    (120,000)
    Cash reserved for payment of payables                             (205,000)    (380,000)    (175,000)
                                                                   -----------  -----------  -----------
    Unrestricted Cash Balance End of Period                        $   160,608  $   177,470  $    16,862
                                                                   ===========  ===========  ===========

  ------------------------------------------------------------------------------------------------------
                                                                    PROJECTED      ACTUAL      VARIANCE
                                                                   -----------  -----------  -----------
 *  Quarterly Distribution                                         $ 3,375,000  $ 2,025,000  $(1,350,000)
    Mailing Date                                                     5/15/96     (enclosed)       -
  ------------------------------------------------------------------------------------------------------

 * Refer to distribution letter for detail of quarterly distribution.

                                                                                         ----------------------------------------
PROJECTIONS FOR                                                                          ORIGINAL EQUITY              $46,280,300
DISCUSSION PURPOSES                         DIVALL INSURED INCOME PROPERTIES 2 LP        NET DISTRIBUTION OF
                                                   1996 PROPERTY SUMMARY                  CAPITAL SINCE INCEPTION     $ 6,518,537
                                               AND RELATED ESTIMATED RECEIPTS                                         -----------
                                                                                         CURRENT EQUITY               $39,761,763
                                                                                         -----------------------------===========

PORTFOLIO         (Note 1)

                                                    REAL ESTATE                           EQUIPMENT
                                            --------------------------  --------------------------------------------------------
                                                        ANNUAL               LEASE                        ANNUAL
                                                         BASE      %       EXPIRATION                     LEASE        %  *
CONCEPT               LOCATION                COST       RENT    YIELD        DATE             COST      RECEIPTS     RETURN
- - ----------------------------------------------------------------------  --------------------------------------------------------
APPLEBEE'S        PORT ST.LUCIE, FL        1,346,719   178,800   13.28%

APPLEBEE'S        COLUMBUS, OH             1,059,465   135,780   12.82%     06/30/97          84,500      17,438      20.64%

BLOCKBUSTER       OGDEN, UT                  646,425    94,836   14.67%

COUNTRY KIT.      CEDAR RAPIDS, IA           660,156         0    0.00%

DENNY'S           N. SYMRNA BCH, FL        1,025,830   133,380   13.00%
DENNY'S           DAYTONA, FL              1,029,844   136,800   13.28%

DENNY'S   (2) (3  PHOENIX, AZ                295,750    39,000   13.19%                      224,376           0       0.00%
DENNY'S   (2)     PHOENIX, AZ                972,726    84,000    8.64%                      183,239           0       0.00%
DENNY'S   (2)     PHOENIX, AZ                865,900    86,000    9.93%                      221,237           0       0.00%
DENNY'S           TWIN FALLS, ID             699,032    78,000   11.16%     04/30/99         190,000      37,860      19.93%
DENNY'S   (2) (3  PHOENIX, AZ                500,000    37,000    7.40%                       14,259           0       0.00%

HARDEE'S  (5)     S MILWAUKEE, WI            808,032    81,000   10.02%
HARDEE'S  (5)     DELEVAN, WI                718,250    45,000    6.27%     12/31/99   (4)   221,813      29,420      13.26%
HARDEE'S  (5)     HARTFORD, WI               686,563    72,000   10.49%
HARDEE'S  (5)     MILWAUKEE, WI            1,010,045    99,000    9.80%     12/31/99   (4)   260,000      35,593      13.69%
    "                 "                                                     12/31/99   (4)   151,938      24,205      15.93%
HARDEE'S   (5)    OCONOMOWOC, WI             802,750    72,000    8.97%
HARDEE'S   (5)    W JORDAN, UT               617,907    72,000   11.65%
HARDEE'S   (5)    SANDY, UT                  355,847    50,472   14.18%
HARDEE'S   (5)    FOND DU LAC, WI            849,767   103,500   12.18%     12/31/99   (4)   290,469      50,713      17.46%
HARDEE'S   (5)    MILWAUKEE, WI                    0         0    0.00%                      780,000           0       0.00%

HOOTER'S          R. HILLS, TX             1,246,719    95,000    7.62%

HOSTETTLER'S      DES MOINES, IA             845,000    55,584    6.58%                       52,813           0       0.00%

KFC               SANTA FE, NM               451,230    60,000   13.30%

MIAMI SUBS        PALM BEACH, FL             743,625    32,000    4.30%

- - --------------------------------------------------------------------------------------------------------------------------------

                                            ---------------------------   ----------------
                                                       TOTALS
                                            ---------------------------      TOTAL % ON
                                                                             $39,761,763
                                                       ANNUAL                  EQUITY
CONCEPT               LOCATION                COST    RECEIPTS   RETURN         RAISE
- - -----------------------------------------------------------------------   ----------------
APPLEBEE'S        PORT ST.LUCIE, FL        1,346,719   178,800   13.28%

APPLEBEE'S        COLUMBUS, OH             1,143,965   153,218   13.39%

BLOCKBUSTER       OGDEN, UT                  646,425    94,836   14.67%

COUNTRY KIT.      CEDAR RAPIDS, IA           660,156         0    0.00%

DENNY'S           N. SYMRNA BCH, FL        1,025,830   133,380   13.00%
DENNY'S           DAYTONA, FL              1,029,844   136,800   13.28%

DENNY'S   (2) (3  PHOENIX, AZ                520,126    39,000    7.50%
DENNY'S   (2)     PHOENIX, AZ              1,155,965    84,000    7.27%
DENNY'S   (2)     PHOENIX, AZ              1,087,137    86,000    7.91%
DENNY'S           TWIN FALLS, ID             889,032   115,860   13.03%
DENNY'S   (2) (3  PHOENIX, AZ                514,259    37,000    7.19%

HARDEE'S  (5)     S MILWAUKEE, WI            808,032    81,000   10.02%
HARDEE'S  (5)     DELEVAN, WI                940,063    74,420    7.92%
HARDEE'S  (5)     HARTFORD, WI               686,563    72,000   10.49%
HARDEE'S  (5)     MILWAUKEE, WI            1,421,983   158,798   11.17%
    "                 "
HARDEE'S   (5)    OCONOMOWOC, WI             802,750    72,000    8.97%
HARDEE'S   (5)    W JORDAN, UT               617,907    72,000   11.65%
HARDEE'S   (5)    SANDY, UT                  355,847    50,472   14.18%
HARDEE'S   (5)    FOND DU LAC, WI          1,140,236   154,213   13.52%
HARDEE'S   (5)    MILWAUKEE, WI              780,000         0    0.00%

HOOTER'S          R. HILLS, TX             1,246,719    95,000    7.62%

HOSTETTLER'S      DES MOINES, IA             897,813    55,584    6.19%

KFC               SANTA FE, NM               451,230    60,000   13.30%

MIAMI SUBS        PALM BEACH, FL             743,625    32,000    4.30%

- - -----------------------------------------------------------------------   ----------------


Note 1:  This property summary includes only current property and equipment held by the Partnership.
         Equipment lease receipts shown include a return of capital.
     2:  Rent is based on 12.5% of monthly sales.  Rent projected for 1996 is based on 1995 sales levels.
     3:  The Partnership entered into a long-term ground lease in which the Partnership is responsible for payment of rent.
         The annual base rent shown is net of the underlying ground lease rent.
     4:  The lease was modified effective January 1, 1996, extending the remaining lease over four years at a rate of 10% per annum.
     5:  A one-year lease modification was entered into with this tenant reducing base rent for 1996 by a total of approximately
         $200,000.
                                                            Page 1 of 2

                                                                                           -----------------------------------------
PROJECTIONS FOR                                                                             ORIGINAL EQUITY              $46,280,300
DISCUSSION PURPOSES                      DIVALL INSURED INCOME PROPERTIES 2 LP              NET DISTRIBUTION OF
                                                  1996 PROPERTY SUMMARY                        CAPITAL SINCE INCEPTION    $6,518,537
                                             AND RELATED ESTIMATED RECEIPTS                                              -----------
                                                                                            CURRENT EQUITY               $39,761,763
                                                                                                                         ===========
                                                                                            ----------------------------------------


PORTFOLIO        (Note 1)             -------------------------------  ------------------------------------------------
                                                REAL ESTATE                                 EQUIPMENT
                                      -------------------------------   -----------------------------------------------
                                                     ANNUAL                 LEASE                      ANNUAL
- - -----------------------------------                   BASE        %       EXPIRATION                   LEASE       %
CONCEPT          LOCATION                 COST        RENT      YIELD        DATE             COST    RECEIPTS   RETURN
- - -----------------------------------   --------------------------------   ----------------------------------------------
POPEYE'S         PARK FOREST, IL         580,938     77,280     13.30%

SUNRISE PS       PHOENIX, AZ           1,084,503    127,920     11.80%      12/31/96         79,219    16,373    20.67%
                                                                            06/30/97         19,013     3,930    20.67%
VILLAGE INN      GRAND FORKS, ND         739,375     84,000     11.36%

WENDY'S          AIKEN, SC               633,750     90,480     14.28%
WENDY'S          CHARLESTON, SC          580,938     77,280     13.30%
WENDY'S          N. AUGUSTA, SC          660,156     87,780     13.30%
WENDY'S          AUGUSTA, GA             728,813     96,780     13.28%
WENDY'S          CHARLESTON, SC          596,781     76,920     12.89%
WENDY'S          AIKEN, SC               776,344     96,780     12.47%
WENDY'S          AUGUSTA, GA             649,594     86,160     13.26%
WENDY'S          CHARLESTON, SC          528,125     70,200     13.29%
WENDY'S          MT. PLEASANT, SC        580,938     77,280     13.30%
WENDY'S          MARTINEZ, GA            633,750     84,120     13.27%

HALLANDALE TAG   HALLANDALE, FL          792,188     30,000      3.79%

- - -----------------------------------   --------------------------------   ----------------------------------------------

- - -----------------------------------   --------------------------------                   ------------------------------
PORTFOLIO TOTALS (37 Properties)      27,803,775  3,004,132     10.80%                    2,772,876   215,531     7.77%
- - -----------------------------------   --------------------------------                   ------------------------------

OUTSTANDING DEBT
                                      --------------------------------
- - -----------------------------------      AMOUNT     ANNUAL   CURRENT
MORTGAGED PROPERTIES                      OWED       DEBT    INTEREST
- - -----------------------------------     3/31/96    SERVICE     RATE
- - -----------------------------------   --------------------------------
DENNY'S          TWIN FALLS, ID
HARDEE'S         MILWAUKEE, WI
- - -----------------------------------   --------------------------------
- - -----------------------------------   --------------------------------
TOTAL OUTSTANDING DEBT                     -          -         -
- - -----------------------------------   --------------------------------
- - -----------------------------------   --------------------------------
NET AFTER DEBT                        27,803,775  3,004,132     10.80%
- - -----------------------------------   -------------------------------


                                      -------------------------------
                                                  TOTALS                TOTAL % ON
                                      -------------------------------   $39,761,763
                                                  TOTAL                   EQUITY
CONCEPT          LOCATION                COST    RECEIPTS  RETURN          RAISE
- - -----------------------------------   -------------------------------  -------------
POPEYE'S         PARK FOREST, IL        580,938    77,280     13.30%

SUNRISE PS       PHOENIX, AZ          1,182,735   148,222     12.53%

VILLAGE INN      GRAND FORKS, ND        739,375    84,000     11.36%

WENDY'S          AIKEN, SC              633,750    90,480     14.28%
WENDY'S          CHARLESTON, SC         580,938    77,280     13.30%
WENDY'S          N. AUGUSTA, SC         660,156    87,780     13.30%
WENDY'S          AUGUSTA, GA            728,813    96,780     13.28%
WENDY'S          CHARLESTON, SC         596,781    76,920     12.89%
WENDY'S          AIKEN, SC              776,344    96,780     12.47%
WENDY'S          AUGUSTA, GA            649,594    86,160     13.26%
WENDY'S          CHARLESTON, SC         528,125    70,200     13.29%
WENDY'S          MT. PLEASANT, SC       580,938    77,280     13.30%
WENDY'S          MARTINEZ, GA           633,750    84,120     13.27%

HALLANDALE TAG   HALLANDALE, FL         792,188    30,000      3.79%

- - -----------------------------------   -------------------------------   -------------

- - -----------------------------------   -------------------------------   -------------
PORTFOLIO TOTALS (37 Properties)      30,576,651 3,219,664     10.53%       8.10%
- - -----------------------------------   -------------------------------   -------------


OUTSTANDING DEBT
- - -----------------------------------
MORTGAGED PROPERTIES                       AMOUNT    ANNUAL   CURRENT       AMOUNT    ANNUAL
- - -----------------------------------         OWED      DEBT    INTEREST       OWED      DEBT
                                          3/31/96   SERVICE     RATE       3/31/96   SERVICE
- - -----------------------------------      ------------------------------   --------------------
DENNY'S          TWIN FALLS, ID             67,010    48,219      9.80%      67,010    48,219
HARDEE'S         MILWAUKEE, WI                   0         0      9.75%           0         0
- - -----------------------------------      ------------------------------   --------------------
TOTAL OUTSTANDING DEBT                      67,010    48,219     -           67,010    48,219
- - -----------------------------------      ------------------------------   --------------------

- - -----------------------------------      ------------------------------  -------------------------------   -------------
NET AFTER DEBT                           2,705,866   167,312      6.18%  30,509,641 3,171,445     10.39%       7.98%
- - -----------------------------------      ------------------------------  -------------------------------   -------------

Note 1: This property summary includes only current property and equipment held by the Partnership. Equipment lease receipts shown include a return of capital.

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